                                                                   EXHIBIT 10.18
                       HYPERION TELECOMMUNICATIONS, INC.

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


         THIS AGREEMENT, made as of this 25th day of October, 1996, between Charles R. Drenning, Paul D. Fajerski and Randolph S. Fowler (each a "Holder" and collectively, the "Holders"), Adelphia Communications Corporation ("Adelphia") and Hyperion Telecommunications, Inc., a Delaware corporation (the "Company").

                                 WITNESSETH:

         WHEREAS, the Holders are each the record and beneficial holder of 366,660 shares (collectively, the "Shares") of the Company's Class B Common Stock, par value $.01 per share ( the "Class B Common Stock"), and Adelphia is the record and beneficial holder of the remaining 8,900,020 shares of outstanding Class B Common Stock;

         WHEREAS, the Holders and Adelphia are parties to a Pre-Incorporation and Shareholder Restrictive Agreement dated as of October 7, 1991, as amended by that certain Letter Agreement ("Letter Agreement") dated effective March 19, 1996 (as so amended, the "Shareholder Agreement") pursuant to which the Holders and Adelphia originally acquired their shares of common stock and which contemplates the execution of this Agreement;

         WHEREAS, the Holder, Adelphia and the Company all contemplate the consummation of a registered initial public offering (the "IPO") of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock") in which IPO the Company will sell and Adelphia may, in the over-allotment option, also sell shares of Class A Common Stock, following a stock split and following the charter amendment and recapitalization whereby the Company's previously outstanding common stock was converted into Class B Common Stock which is convertible under certain conditions into Class A Common Stock;

         WHEREAS, thirty days after the signing of the underwriting agreement for such IPO the Holders will each have the opportunity to sell Class A Common Stock with an aggregate market value of up to $1,000,000;

         WHEREAS, the Holders, Adelphia and the Company have reached the agreements set forth herein and desire to have the Shares subject to the rights described herein.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

         1.   Definitions.  For purposes of this Agreement:
              -----------

             (a) The term "Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same are in effect from time to time;

             (b) The term "Commission" means the Securities and Exchange Commission or any other federal agency at the time primarily responsible for administering the Act;

             (c) The term "Registrable Securities" means (1) the Class A Common Stock into which (i) the Shares or (ii) any additional Class B Common Stock issued as a dividend or distribution with respect to the Shares shall be converted pursuant to the Certificate of Incorporation of the Company, (2) any capital stock of the Company or a successor to the Company that is issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such shares of Class A Common Stock and (3) any capital stock (other than Class A Common Stock) of the Company or a successor to the Company that is issued in exchange for or in replacement of the Shares or such additional Class B Common Stock, in each case, which are held by Holder.

          2.   Demand Registration.
               -------------------

              (a) On and after the date which is six months after the completion of the IPO of the Company, if the Company shall receive a written request (specifying that it is being made pursuant to this Paragraph 2) from all Holders then holding Registrable Securities that the Company file a registration statement under the Act, or a similar document pursuant to any other statute then in effect corresponding to the Act, covering the registration of Registrable Securities then outstanding, then the Company shall use its best efforts to cause such Registrable Securities included within such request to be registered under the Act as promptly as practicable and, subject to Section 4(a), keep such registration statement effective for a period of twelve months (the "Effective Period"). The rights granted by this Paragraph 2(a) shall not be deemed to have been exercised unless and until the Company has fully complied with its obligations under this Paragraph 2(a).

              (b) The rights granted by Paragraph 2(a) may be exercised on only one (1) occasion and may not be exercised during the period commencing fifteen
(15) days before the anticipated effective date and ending one hundred twenty
(120) days after the effective date of any registration statement filed by the Company with respect to Class A Common Stock being sold solely by the Company (other than on Form S-8 or other form for the offering of Class A Common Stock to a particular investor or limited group of investors).

              (c) Notwithstanding the foregoing, the Company shall not be obligated to cause a registration statement to be filed and declared effective pursuant to this Paragraph 2 or, if the registration statement is effective, the Company may request each Holder not to (and upon such request each Holder hereby agrees not to) make any sales pursuant thereto, for up to two periods of ninety (90) days each, as the Company shall specify, provided that the Company shall furnish to each Holder a certificate signed by the President or a Vice President or a Vice Chairman of the Company stating that in the good faith judgment of the Company there would be a material adverse effect on the Company if a registration statement were to be filed or sales were to occur under an effective registration statement and, if such Holder is a director and officer of the Company, stating the reason therefor.

              (d) Each Holder shall promptly notify the Company in writing of any sales or transfers of Registrable Securities made pursuant to any registration statement filed pursuant to this Agreement.

         3.   Piggyback Registration Duties Discharged; Other Matters.
              -------------------------------------------------------

             (a) The Holders, the Company and Adelphia hereby agree that the registration of the Company's Class A Common Stock in the IPO and the Holders' opportunity to each sell up to $1 million worth of such Class A Common Stock in the open market beginning 30 days after the effective date of the registration statement for the IPO, shall satisfy the piggyback registration requirements of
Section 9(i) of the Letter Agreement and the requirements of Section 20(ii) of the Shareholder Agreement and shall thereby operate to terminate the Shareholder Agreement effective as of the time of the first closing of the IPO (without reference to any closing of any over-allotment option).

              (b) Upon such termination the Shareholder Agreement shall have no further force or effect, provided that such termination shall not change or alter the provisions of the Letter Agreement that did not amend the Shareholder Agreement.

              (c) All parties waive any rights they may have under the Shareholder Agreement with respect to gifts of Shares or Class A Common Stock to permitted family member transferees as defined under paragraph 8(c) of the Shareholder Agreement by any Holder prior to the termination of the Shareholder Agreement, provided that the aggregate of such gifts for any Holder shall not be in excess of 70,000 shares of such stock calculated prior to and without taking into account the stock split referenced in the recitals hereto and provided further that any such donee of such a gift agrees in writing to be bound by this Agreement and to provide all voting rights with respect to such gifted shares to the Holder donor in the event that the IPO has not occurred by January 1, 1997. With respect to any such gift, the Company agrees to release the Shares or Class A Common Stock so gifted from the pledge of such shares as collateral for any loans to such Holder donor by the Company that are outstanding on the date of this Agreement.


              (d) In connection with the closing of the IPO, the Company and the Holders hereby agree that each of the Holders will pay in full all amounts owing under the Term Loan Notes dated May 10, 1996 in the principal amount of $1,000,000 and the related Term

Loan and Stock Pledge Agreement dated as of May 10, 1996 (the "Term Loans"). It is contemplated that Goldman Sachs & Co. will provide a $1,000,000 loan to each of the Holders secured by a portion of the Holder's shares of the Company's common stock (the "Margin Loan") to provide a portion of the monies needed to pay off the Term Loans. An amount equal to the interest that accrues on the Margin Loan for the period from the date the Margin Loan was made until March 1, 1997 shall be paid on March 1, 1997 to each of the Holders as a bonus by the Company (the "Bonus Payment").

     In addition, the Company shall make an additional payment (the "Gross-Up Payment") to each of the Holders in an amount equal to the Federal, state and local income taxes payable by such Holder with respect to the Bonus Payment. In computing the Gross-Up Payment, the Bonus Payment shall be reduced by the amount, if any, of the interest that accrued on the Margin Loan for the period from the date the Margin Loan was made until March 1, 1997 that is deductible by such Holder for Federal, state or local tax purposes. After the Gross-Up Payment is so determined, such Holder shall also be entitled to receive additional payments in an amount such that after payment by such Holder of all Federal, state and local income taxes imposed upon the Gross-Up Payment such Holder shall retain an amount equal to the Gross-Up Payment.


         4.   Registration Procedures.  Whenever required under Paragraph 2 to
              -----------------------
effect the registration of any Registrable Securities, the Company shall:

              (a) As promptly as practicable, prepare and file with the Commission a registration statement with respect to such Registrable Securities and cause such registration statement to become and remain effective as promptly as practicable; provided, however, that in connection with any periods of proposed registration under or in satisfaction of Paragraph 2, the Company shall in no event be obligated to cause any such registration to remain effective for more than twelve months, excluding any periods of suspension of sales during effectiveness pursuant to Paragraph 2(c) or 9 or occurring as a result of an event described in the next succeeding sentence. In connection therewith, the Company shall use its best efforts to notify each Holder (the "Notice") of the happening of any event during the period a registration statement is effective which makes any statement made in such registration statement or the related prospectus untrue in any material respect or which requires the making of any changes in such registration statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (which advice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made) and use its best efforts as promptly as practicable to prepare a supplement or post-effective amendment to a registration statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company, upon written notice specifying such event or information to each

Holder that is a director and officer of the Company, shall not be required to update, pursuant to this Paragraph 4, any such document during a period where the Company shall, in good faith and using reasonable business judgment, believe that the premature disclosure of any event or information would have a material adverse effect on the Company.

          Each Holder agrees that, upon receipt of any such Notice from the Company of the happening of any event of the kind described herein, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such registration statement until such Holder's receipt of the copies of the supplemented or amended prospectus, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

          (b) As promptly as practicable, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to each Holder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder.

          (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such United States jurisdictions as shall be reasonably requested by Holder for the distribution of the securities covered by the registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and further provided that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling shareholders, then such expenses shall be payable by the Holder pro rata based upon the number of shares registered, to the extent required by such jurisdiction.

         5.   Obligation to Furnish Information.  It shall be a condition
              ---------------------------------
precedent to the obligations of the Company to take any action pursuant to this Agreement that each Holder shall furnish to the Company such information regarding such Holder, or the Registrable Securities held by such Holder, and the intended method of disposition of such securities, as the Company shall reasonably request or as shall be required to be disclosed in connection with the action to be taken by the Company hereunder, including but not limited to information required by Items 507 and 508 of Regulation S-K under the Act.

         6.   Expenses of Registration.  All expenses incurred in connection
              ------------------------
with a registration effected pursuant to Paragraph 2 (excluding in any case underwriters' discounts and commissions and counsel, advisory or consultant fees of a selling Holder), including without limitation all registration and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company.

         7.   Delay of Registration. A Holder shall not have any right to take
              ---------------------
any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

         8.   Indemnification.  In the event any Registrable Securities are
              ---------------
included in a registration statement under this Agreement:

          (a) To the extent not prohibitedby law, the Company will indemnify and hold harmless each Holder joining in a registration, any underwriter (as defined in the Act) for it, and each person, if any, who controls such underwriter within the meaning of the Act, against any losses, claims, damages, or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus, or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of any violation by the Company of the Act or of any rule or regulation promulgated under the Act applicable to the Company and relating to action or inaction required of the Company in connection with any registration; and will reimburse such Holder, such underwriter, or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Paragraph 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, expenses or action if such settlement is effected without the consent of the Company nor shall the Company be liable in any such case for any such loss, claim, damage, liability, expenses, or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

          (b) To the extent not prohibited by law, each Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, and each agent and any underwriter for the Company (within the meaning of the Act) against any losses, claims, damages, or liabilities, joint or several, to which the Company and/or any such director, officer, controlling person, agent, or underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus, or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and such Holder will reimburse any legal or other expenses reasonably incurred by the Company and/or any such director, officer, controlling person, agent, or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Paragraph 8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, expense or action if such settlement is effected without the consent of such Holder.

          (c) Promptly after receipt by an indemnified party under this paragraph of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this paragraph, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this paragraph, but the omission so to notify the indemnifying party will not relieve him of any liability that he may have to any indemnified party otherwise than under this paragraph.

         9.   Lockup Agreement.  In consideration for the Company agreeing to
              ----------------
its obligations under this Agreement, each Holder agrees in connection with any registration of the Company's securities to be sold by the Company, upon the request of the Company or the underwriters managing any underwritten offering by the Company of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than, subject to the requirements of Paragraph 10, (a) those included in the registration and (b) sale transactions that are not otherwise prohibited and that do not involve a public offering, provided that the transferee of such Holder as a condition thereto and in connection therewith, agrees to be bound by and joins into this Paragraph 9), without the prior written consent of the Company or such underwriters, as the case may be, for such period of time not to exceed 180 days from the effective date of such registration as the Company or the underwriters may specify, provided however that each Holder may sell Class A Common Stock with a market value of up to $1.0 million after 30 days following the effective date of the registration statement for the IPO.

         10.  Limitations on Assignment.  This Agreement shall be binding upon
              -------------------------
and shall inure to the benefit of the parties hereto and their successors and assigns; provided, that the registration rights granted to the Holders in Paragraph 2 hereof may not be assigned or transferred in whole or in part to any transferee other than to another Holder, Adelphia, or a permitted family member transferee as defined under Paragraph 8(c) of the Shareholder Agreement that agrees to be bound by and joins in this Agreement as a Holder and thereby agrees among other things to provide all necessary information to the Company pursuant to Paragraph 5 in connection with a registration hereunder.

         11.  Termination.  Unless sooner terminated pursuant to the terms of
              -----------
this Agreement, all obligations of the Company pursuant to Paragraph 2 hereof as to any Holder's Registrable Securities shall terminate, and the Registrable Securities shall no longer be Registrable Securities under this Agreement, upon the earlier of: (i) the sale or other disposition of such Registrable Securities by a Holder (other than a sale or disposition which is made together with an assignment of this Agreement in compliance with Paragraph 10 hereof), (ii) the expiration of the Effective Period or (iii) as to any Holder, the date when such Holder's Registrable Securities then outstanding may be resold during the succeeding three-month period without such Holder being required to deliver a prospectus with respect thereto under the Act or the rules and regulations promulgated thereunder.

         12.  Entire Agreement.  This Agreement and the documents referred to
              ----------------
herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and negotiations relating thereto.

         13.  Governing Law.  This Agreement, together with the rights and
              -------------
obligations of the parties hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to any jurisdiction's conflicts of laws provisions.

         14.  Counterparts.  This Agreement may be executed in two or more
              ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         15.  Titles and Subtitles.  The titles and subtitles used in this
              --------------------
Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

         16.  Notices.  Any notice, request or other communication required or
              -------
permitted under this Agreement shall be given in writing and shall be deemed to be effectively given upon (i) personal delivery, (ii) delivery by U.S. Express Mail or other overnight courier service which provides evidence of delivery,
(iii) legible facsimile transmission, or (iv) the expiration of three (3) days following deposit with the United States Postal Service, by registered or certified mail, postage prepaid, addressed, in each case, as follows:

         If to the Company:

              Hyperion Telecommunications, Inc.
              Attn:  Daniel R. Milliard
              5 West Third Street
              Coudersport, Pennsylvania  16915
              Telephone: (814) 274-9830
              Facsimile: (814) 274-7098

              with a copy to:

              Buchanan Ingersoll Professional Corporation
              One Oxford Centre
              301 Grant Street, 21st Floor
              Pittsburgh, Pennsylvania 15219
              Attn:  Carl E. Rothenberger, Jr., Esq.
              Telephone:  (412) 562-8826
              Facsimile:  (412) 562-1041

         If to Holders:

              Paul D. Fajerski
              331 Alamo Drive
              Upper St. Clair, PA  15241

              Charles R. Drenning
              1443 Old Meadow Road
              Upper St. Clair, PA  15241

              Randolph S. Fowler
              336 Catalina Drive
              Upper St. Clair, PA  15241

              with a copy to:

              Bernard Eisen, Esq.
              Klett Lieber Rooney & Schorling
              40th Floor, One Oxford Centre
              Pittsburgh, PA  15219
              Telephone:(412) 392-2111
              Facsimile:(412) 392-2128
or at such other address as any party may designate by ten (10) days advance written notice to the other party in accordance with the provisions of this Paragraph.

         17.  Amendments.  This Agreement may not be amended without the written
              ----------
consent of the Company, Adelphia and the holders of at least a majority in interest of the then outstanding Registrable Securities.

                 [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by a duly authorized representative as of the day first above written.


                              HOLDERS:


                              /s/Paul D. Fajerski
                              -------------------
                              PAUL D. FAJERSKI


                              /s/ Charles R. Drenning
                              -----------------------
                              CHARLES R. DRENNING


                              /s/ Randolph S. Fowler
                              ----------------------
                              RANDOLPH S. FOWLER


                              ADELPHIA COMMUNICATIONS
                              CORPORATION

                              By: /s/ Timothy J. Rigas
                                 ---------------------

                              Name: Timothy J. Rigas

                              Title: Executive Vice President


                              COMPANY:

                              HYPERION TELECOMMUNICATIONS, INC.


                              By: /s/ Daniel R. Milliard
                                  ----------------------

                              Name: Daniel R. Milliard

                              Title: President